Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 16, 2026, relating to the financial statements of deliverz.ai Ltd.., appearing in the Registration Statement on Form 20-F of Gix Internet Ltd. filed with the SEC on June 18, 2026.

/s/ Brightman Almagor Zohar & Co.

Brightman Almagor Zohar & Co.

Certified Public Accountants

A Firm in the Deloitte Global Network

Tel Aviv, Israel

October 23, 2026